UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

PILGRIM BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55290	46-5110553
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 South Main Street, Cohasset, Massachusetts	02025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 383-0541

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the date of the 2016 annual meeting of stockholders of Pilgrim Bancshares, Inc. (the “Registrant”) and the matters to be considered at the annual meeting.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to uncertainties and contingencies, many of which are beyond our control.

Item 7.01       Regulation FD Disclosure

On February 16, 2016, the Registrant announced that the Registrant’s 2016 Annual Meeting of Stockholders is expected to be held on Tuesday, May 24, 2016 at 1:00 p.m., Eastern time, at The Red Lion Inn, located at 71 South Main Street, Cohasset, Massachusetts.

It is anticipated that, at the annual meeting, stockholders will consider the election of directors and the ratification of the appointment of the Registrant’s independent registered public accounting firm.

Item 9.01      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PILGRIM BANCSHARES, INC.
DATE: February 16, 2016	By:	/s/ Francis E. Campbell
Francis E. Campbell
President and Chief Executive Officer